Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, George Chamoun, the Chief Executive Officer and Director of ACV Auctions Inc. (the “Company”), hereby certify, that, to my knowledge:
(1)The Annual Report on Form 10-K for the year ended December 31, 2024 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 19, 2025	By:	/s/ George Chamoun
George Chamoun
Chief Executive Officer and Director (Principal Executive Officer)